As filed with the Securities and Exchange Commission on October 9, 2001
                                                      Registration No. 333-63088

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             CANNONDALE CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                       06-0871823
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

                               16 TROWBRIDGE DRIVE
                            BETHEL, CONNECTICUT 06801
                                 (203) 749-7000
                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)

                            -----------------------
                                 WILLIAM A. LUCA
                      VICE PRESIDENT OF FINANCE, TREASURER,
               CHIEF FINANCIAL OFFICER AND CHIEF OPERATING OFFICER
                               16 TROWBRIDGE DRIVE
                            BETHEL, CONNECTICUT 06801
                                 (203) 749-7000
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             -----------------------

                                    COPY TO:

                              JOHN T. CAPETTA, ESQ.
                            KELLEY DRYE & WARREN LLP
                               TWO STAMFORD PLAZA
                              281 TRESSER BOULEVARD
                           STAMFORD, CONNECTICUT 06901
                                 (203) 324-1400

                             -----------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

      If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                             -----------------------

                         CALCULATION OF REGISTRATION FEE

============================== =================== ============================ ============================== ====================
     TITLE OF SHARES            AMOUNT TO BE            PROPOSED MAXIMUM               PROPOSED MAXIMUM             AMOUNT OF
    TO BE REGISTERED             REGISTERED           OFFERING PRICE PER SHARE(1)   AGGREGATE OFFERING PRICE (1)   REGISTRATION FEE
------------------------------ ------------------- ---------------------------- ------------------------------ --------------------
Common Stock,
par value $.01 per share (2)     977,777 shares (3)         $3.94                         $3,852,441.30              $963.11 (4)
============================== =================== ============================ ============================== ====================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on the average of the high and low prices on June 11, 2001, as reported by the Nasdaq National Market.

(2)      The securities include certain rights associated with the Common
         Stock issued pursuant to the Rights Agreement dated December 22, 1997, as amended.

(3) Represents shares that the selling stockholders named herein may currently acquire upon conversion of the registrant's 8% convertible debentures at the initial per share conversion prices set forth in the debentures. Also includes an indeterminate number of shares that may become issuable in the event of a stock split, stock dividend or similar transaction involving the common stock.

(4)      Paid on June 15, 2001.

                             -----------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                  SUBJECT TO COMPLETION, DATED OCTOBER 9, 2001



PROSPECTUS




                                 977,777 SHARES

                             CANNONDALE CORPORATION


                                  COMMON STOCK

         These shares may be offered and sold from time to time by the selling stockholders identified in this prospectus. The selling stockholders will receive all of the net proceeds from the sale of the shares. These stockholders will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the shares. We will not receive any proceeds from the sale of the shares.

         Our common stock is traded on the Nasdaq National Market under the symbol "BIKE." On October 8, 2001, the closing sale price of our common stock was $2.21 per share.


                          -----------------------------


         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE BUYING THESE SHARES.


                          -----------------------------


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                          -----------------------------





                      The date of this prospectus is , 2001

                                TABLE OF CONTENTS

                                                                          PAGE

Where You Can Find More Information.........................................3
The Company.................................................................4
Risk Factors................................................................6
Cautionary Note Regarding Forward-Looking Statements.......................10
Use of Proceeds............................................................11
Selling Stockholders.......................................................11
Plan of Distribution.......................................................11
Legal Matters..............................................................12
Experts....................................................................12

        YOU SHOULD RELY ONLY UPON THE INFORMATION INCORPORATED BY REFERENCE OR CONTAINED IN THIS PROSPECTUS. WE AND THE SELLING STOCKHOLDERS HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION FROM THAT CONTAINED IN THIS PROSPECTUS. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. THE SELLING STOCKHOLDERS ARE NOT MAKING AN OFFER TO SELL THESE SHARES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SALE OF OUR COMMON STOCK. OUR BUSINESS, FINANCIAL CONDITION, OPERATING RESULTS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE. IN THIS PROSPECTUS, "CANNONDALE" MEANS CANNONDALE CORPORATION ONLY. CANNONDALE IS THE ISSUER OF THE PUBLICLY TRADED COMMON STOCK COVERED BY THIS PROSPECTUS. "WE," "US" AND "OUR" EACH MEANS CANNONDALE AND ITS SUBSIDIARIES COLLECTIVELY.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other documents with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference rooms at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the SEC's regional offices. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Our reports, proxy statements and other information filed with the SEC are also available to the public from the SEC's web site at http://www.sec.gov.

         This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding Cannondale and our common stock, including certain exhibits and schedules. You can get a copy of the registration statement from the sources listed above.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

         o    Annual Report on Form 10-K for the year ended June 30, 2001; and

         o The descriptions of our common stock and of certain rights associated with our common stock contained in our Registration Statements on Form 8-A, as filed with the SEC on September
              29, 1994 (with respect to our common stock) and on December 23, 1997 (with respect to the related rights), including any amendments or reports filed for the purpose of updating such descriptions.

         You may request a copy of any or all of these documents, at no cost, by writing or telephoning us at the following address and telephone number: 16 Trowbridge Drive, Bethel, Connecticut 06801; telephone: (203) 749-7000; attention Judy Maney.

                                   THE COMPANY

         We are a leading manufacturer of high-performance bicycles. Our bicycle line has grown from 21 models in our 1992 model year to 84 models in our 2002 model year, all of which are hand assembled and constructed with hand-welded aluminum frames. We also sell other bicycle-related products, which include clothing, shoes and bags, and a line of components, some of which are manufactured for us by third parties. We have also entered the motorsports market with the production and shipment of our MX400 motocross motorcycle and our FX400 and Cannibal four-wheeled all-terrain vehicles, or "ATVs." For the 2002 model year, we expect to produce a total of four off-road motorcycle models and four ATV models.

         The bicycle market has matured in recent years and its growth rate has decreased. We believe that we can leverage our domestic flexible manufacturing capabilities, which allow us to consistently provide high quality and innovative products to the market faster than our competition to take strategic advantage of the current market conditions. Additionally, we believe that a marketing strategy consistent with our bicycle product line - one that focuses on innovation, differentiation, performance and quality leadership - provides us with a viable diversification growth strategy in the motorsports market.

         BICYCLES. Our bicycles are marketed under the Cannondale brand name and "Handmade in USA" logo. Our 2002 bicycle line offers 84 models, all of which feature a lightweight Cannondale hand-welded and hand-assembled aluminum frame. Our use of aluminum allows us to produce frames that are generally lighter in weight than other frames. Our bicycles feature wide diameter tubing, which provides greater frame rigidity as well as a distinctive look. Certain Cannondale models also have full or front suspension systems, offering greater comfort and control than non-suspended bikes. Our 2002 bicycle line also features models with the new Scalpel frame. A high-performance, lightweight full suspension mountain bike frame, the Scalpel is primarily fabricated from aluminum, but has two carbon fiber "chainstays" (the two horizontal tubes running parallel to the bicycle's chain) that flex vertically to allow the rear wheel to absorb bumps, ruts and impacts. The actual movement of the rear wheel is controlled by a small, lightweight shock absorber.

         We manufacture and sell bicycle models for the adult market in six major categories: mountain, road racing, aero and multi-sport, Road Warrior, recreational and specialty. Mountain bikes have wide knobby tires and straight handlebars and are designed for off-road riding. Road racing bikes are lightweight with thin tires and drop (curved) handlebars and are used for competitions or fast-paced fitness riding on paved roads. Aero and multi-sport bikes, designed for triathlons and other multi-sport races, are crafted from aerodynamic tubes. Road Warrior models are targeted toward serious, non-competitive road riders, and have somewhat more emphasis on comfort, rather than the lightest possible weight, quickest handling, or most aggressive aerodynamics. The recreational segment is comprised of Adventure and comfort bikes. Adventure models stress performance and comfort more or less equally, while comfort bikes are designed for the occasional cyclist who places maximum importance on comfort and ease of use. The specialty bicycle market encompasses various niche products, including tandem, touring, cyclocross, Bad Boy and street models.

         We have 12 models in our 2002 line of proprietary HeadShok front suspension forks. Each HeadShok model provides us an important point of differentiation from other bicycle manufacturers, virtually all of whom use the same brand-name forks produced by three independent suppliers. Our 2002 HeadShok line is highlighted by three Lefty fork models. The HeadShok Lefty models each feature a single telescoping blade that dramatically reduces weight while delivering generous travel. The flagship Lefty Fork, the Lefty Carbon ELO, features a carbon fiber telescoping blade and weighs 317 grams less than the original Lefty. The newer fork also features ELO (Electronic Lock-Out), a handlebar-mounted push-button switch that electronically deactivates the fork's suspension on demand to prevent wasteful bobbing during sprints and climbs.

         We also manufacture other proprietary components to further distinguish ourselves from our competitors, and to pursue a strategy of "System Integration." System Integration is the process by which our designers create dedicated frames and components concurrently. The strategy allows our designers to aggressively pursue new levels of light weight and performance, without the restrictions of pre-set standards imposed by component suppliers. An example of System Integration is our CAAD6 road frame, and its dedicated Hollowgram front gear assembly. The CAAD6 frame is specially constructed to accommodate the Hollowgram components, which are 22% lighter and 4% more efficient (stiffer) than the comparable leading parts available to other bicycle manufacturers.

         We also offer a complete line of men's and women's cycling apparel. The line features numerous garments, and ranges from traditional cycling shorts and jerseys to specialized water and windproof shells cut specifically for cold weather cycling. The line includes two main collections: Chrono, a versatile line of performance-oriented apparel for riders of all abilities; and Terra, more loosely-cut garments for off-road riding.

         In addition to our bicycle, suspension fork, component and clothing lines, we manufacture and sell bicycle accessories, including bags, shoes and other items, some of which are manufactured for us by third parties. These products are sold primarily through the same distribution channels as our bicycles, forks, components and apparel.

         MOTORSPORTS. In May 2000, we entered the motorsports industry with the commercial introduction of the Cannondale MX400, a high-performance motocross (off-road racing) motorcycle, and followed in February 2001 with shipments of our FX400 ATV. We introduced the Cannibal, our second ATV model, in June 2001. Our entry into the motorsports industry allows us to extend our brand into a new market by capitalizing on several of our core competencies, particularly our ability to design, test and manufacture welded and heat-treated aluminum-framed vehicles for off-road use. Our motorsports products are powered by a proprietary liquid-cooled, electric-start, 432 cc four-stroke engine with a unique reversed cylinder head. The four-valve engine is fuel injected to deliver the proper air/fuel mixture to the engine independent of changes in air temperature or altitude.

         We expect to manufacture and sell a total of eight 2002 model year motorsports products: four off-road motorcycles and four sport ATVs. The four 2002 motorcycles are the motocross-specific X440, the C440 for cross-country style racing, the E440 enduro, and the entry-level X440S motocrosser. The four ATV models are the entry-level Cannibal, the motocross-oriented Moto 440, the Blaze 440 cross-country racer and the high-performance Speed.

         We also sell a collection of motorcycle apparel which was introduced in fiscal year 2000 concurrently with the MX400.

         INTERNATIONAL OPERATIONS. Our bicycle products are sold in approximately 60 foreign countries. Our activities in Europe, Japan and Australia are conducted through three wholly-owned subsidiaries, Cannondale Europe, Cannondale Japan and Cannondale Australia, respectively. Sales in other foreign countries are made from the United States through the use of 45 foreign distributors who sell our products to specialty bicycle retailers overseas. During fiscal 2001, 2000 and 1999, Cannondale Europe accounted for 39%, 41% and 48%, respectively, of our consolidated net sales, Cannondale Japan accounted for 4%, 5% and 4%, respectively, and Cannondale Australia accounted for 2%, 2% and 1%, respectively.

         Motorsports products are not currently available to the international market; however, we plan to begin shipping to international dealers in the latter half of fiscal 2002.

         Cannondale Europe, based in Oldenzaal, the Netherlands, assembles bicycles using frames and components manufactured by us, as well as components manufactured by third parties. Cannondale Europe sells bicycles and accessories directly to approximately 1,200 specialty bicycle retailer locations in Austria, Belgium, Denmark, Finland, France, Germany, Italy, Ireland, Luxembourg, the Netherlands, Norway, Spain, Sweden, Switzerland and the United Kingdom using locally based employee account managers supervised from the Oldenzaal headquarters. Distributors are used in Greece, Hungary, Turkey, Greenland, India, Bulgaria, Andorra, Malta, Estonia, Lithuania and the Czech Republic.

         Cannondale Japan, based in Osaka, imports fully-assembled bicycles and a full line of accessories from us and various components manufactured by third parties. Cannondale Japan sells bicycles and accessories directly to approximately 300 specialty retailers and sells accessories to an additional 27 retailers.

         Cannondale Australia, based in Sydney, imports fully-assembled bicycles and a full line of accessories from us and various components manufactured by third parties. Cannondale Australia sells bicycles and accessories directly to approximately 200 specialty retailers.

         We are a Delaware corporation organized in 1971. Our principal executive offices are located at 16 Trowbridge Drive, Bethel, Connecticut 06801, and our telephone number is (203) 749-7000.

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS, TOGETHER WITH OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT DECISION. OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED BY ANY OF THE FOLLOWING RISKS. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.


         WE HAVE SUFFERED DECREASED SALES AND SUBSTANTIAL NET LOSSES IN RECENT YEARS AND WE CANNOT PREDICT WHETHER OUR FUTURE OPERATIONS WILL BE PROFITABLE. Our net sales have decreased from $178.8 million in fiscal 1999 to $162.5 million in fiscal 2000 to $146.8 million in fiscal 2001. In addition, our net income has declined from $5.9 million in fiscal 1999, to a net loss of $2.5 million in fiscal 2000, including the effect of a net extraordinary loss of $234,000, to a net loss of $20.3 million in fiscal 2001, including the effect of a net extraordinary loss of $552,000 and the effect of a deferred tax asset valuation of approximately $12.9 million. Our future level of sales and potential profitability depend on many factors, including our ability to enhance existing products and achieve market acceptance of new products, especially our motorsports products, the effectiveness of our dealer networks and sales teams and various economic conditions and changes affecting discretionary consumer spending. As a result, we can give no assurance that we will experience any significant growth in net sales or that our future operations will return to profitability.


         OUR REVENUES AND EARNINGS COULD CONTINUE TO BE NEGATIVELY AFFECTED IF WE CANNOT ANTICIPATE MARKET TRENDS, ENHANCE EXISTING PRODUCTS AND ACHIEVE MARKET ACCEPTANCE OF NEW PRODUCTS, ESPECIALLY OUR MOTORSPORTS PRODUCTS. Our ability to return to the growth pattern that characterized our operations in prior years is dependent to a large part on our ability to successfully anticipate and respond to changing consumer demands and trends in a timely manner, including the introduction of new or updated products at prices acceptable to customers. While the substantial part of our sales historically has been attributable to mountain and road bikes, we believe that our introduction of our motorsports product lines will provide diversification of our products. Our ability to achieve market acceptance for these products will depend upon our ability to:

         o        establish a strong and favorable brand image;

         o        establish a reputation for high quality; and

         o continue to develop our network of independent motorsports dealers to sell these products.

         The demand for and market acceptance of our motorsports products are subject to substantial uncertainty. Because the market for our motorsports products is new for us and evolving, we cannot predict the size and future growth rate, if any, of this market. We also can give you no assurance that the market for our motorsports products will develop or that large demand for these products will emerge or be sustainable. In addition, we may incur significant costs in our attempt to establish market acceptance for our motorsports products.

         WE FACE SUBSTANTIAL COMPETITION FROM A NUMBER OF MANUFACTURERS IN EACH OF OUR PRODUCT LINES, INCLUDING IN THE MOTORSPORTS MARKET, WHICH WE MAY NOT BE ABLE TO PENETRATE BECAUSE OF THE ESTABLISHED MANUFACTURING CAPABILITIES, MARKET POSITION AND BRAND RECOGNITION OF MANY OF OUR COMPETITORS. The worldwide market for bicycles and accessories is extremely competitive and we face strong competition from a number of manufacturers in each of our product lines. A number of our competitors are larger and have greater resources than we have. Competition in the high-performance segment of the bicycle industry is based primarily on perceived value, brand image, performance features, product innovation and price. Competition in foreign markets may also be affected by duties, tariffs, taxes and the effect of various trade agreements, import restrictions and fluctuations in exchange rates. We may not be successful in the bicycle market if we cannot compete on:

         o        the breadth and quality of our bicycle product lines;

         o the continued development and maintenance of an effective specialty bicycle retailer network;

         o        brand recognition; and

         o        price.

         The motorsports market is also highly competitive. Our principal competitors in this market are foreign manufacturers that have financial resources substantially greater than ours, have established manufacturing capabilities, have established market positions and have strong brand recognition. As a result, we may not be able to penetrate the motorsports market. We may not be successful in the motorsports market if we cannot compete on:

         o        the design and production of quality motorcycles and ATVs;

         o the development and maintenance of an effective motorsports retailer network;

         o        brand recognition;

         o        market presence;

         o        timely delivery of motorcycles and ATVs; and

         o        price.


         OUR SALES ARE HIGHLY DEPENDENT ON THE EFFECTIVENESS OF OUR DEALER NETWORKS AND SALES TEAMS AND OUR DEALERS MAY NOT GIVE PRIORITY TO OUR PRODUCTS AS COMPARED TO OUR COMPETITORS' PRODUCTS. Sales of our products are made to specialty bicycle and motorsports retailers. Our level of sales depends upon the effectiveness of these dealer networks and our internal sales teams. Most of our dealers offer competitive products manufactured by third parties. Our dealers may not give priority to our products as compared to our competitors' products. In addition, because we have recently entered the motorsports business, we do not yet know how successful our dealers and sales team will be in selling our motorcycles, ATVs and related products over the long term.

         WE RELY ON A SINGLE SUPPLIER FOR MANY OF THE SIGNIFICANT COMPONENTS IN OUR BICYCLE PRODUCTS AND WE CAN GIVE NO ASSURANCE THAT WE WILL BE ABLE TO PURCHASE COMPONENTS FROM OUR CURRENT BICYCLE AND MOTORSPORTS SUPPLIERS AT REASONABLE PRICES OR ON A TIMELY BASIS IN THE FUTURE. Our ability to distribute our products on schedule is highly dependent on our timely receipt of an adequate supply of components and materials. Our bicycles, motorcycles and ATVs incorporate numerous components manufactured by other companies. Although there are many suppliers for each of our component parts, we rely on a sole source of supply for many of the significant components in our bicycle products. This reliance involves a number of significant risks, including:

         o temporary unavailability of materials and interruptions in delivery of components and materials from our suppliers;

         o manufacturing delays caused by unavailability or interruptions of components and materials to us; and

         o fluctuations in the quality and the price of components and materials.

         We have few long-term agreements with our component manufacturers, and have no long-term agreement with Shimano, our largest single supplier, or with the suppliers of many of the materials used in the manufacture of our products. As a result, we can provide no guarantee that we will be able to purchase the components and materials we need from our current suppliers at reasonable prices or on a timely basis. Although we believe we have established close relationships with our principal suppliers, our future success will depend upon our ability to maintain flexible relationships with our suppliers or to substitute new suppliers without interruption of supply. The loss of Shimano or certain other key suppliers or delays or disruptions in the delivery of components or materials could have a material adverse effect on our manufacturing operations.

         WE HAVE LIMITED EXPERIENCE WITH MOTORSPORTS PRODUCT MANUFACTURING OPERATIONS. While we believe that we can capitalize on many of our core competencies in producing our motorsports products, we have limited experience in designing and manufacturing motorsports products. This may lead to unforeseen expenses and delays in manufacturing and selling our motorsports products. For example, although we conduct significant testing of our motorsports products, these products could contain unforeseen defects. These defects could result in costly product recalls, product liability claims and damage to our brand name. In addition, we may encounter significant difficulties and incur unforeseen expenses in manufacturing our motorsports products in commercial quantities and on a timely basis.

         OUR PRODUCTS COULD CONTAIN DEFECTS CREATING PRODUCT RECALLS AND WARRANTY CLAIMS THAT COULD MATERIALLY ADVERSELY AFFECT OUR FUTURE SALES AND PROFITABILITY. Our products could contain unforeseen defects. These defects could give rise to product recalls and warranty claims. A product recall could delay or halt production of the affected product until we are able to address the reasons for any defects. Recalls may also have a materially negative effect on our brand image and public perception of the affected product. This could materially adversely affect our future sales. Recalls or other defects would be costly and could require substantial expenditures.

         Unanticipated defects could also result in product liability litigation against us. Given the nature of our products, we have in the past and expect in the future to be subject to potential product liability claims that, in the absence of sufficient insurance coverage, could have a material adverse effect on us. Although we currently maintain liability insurance coverage, this coverage may not be adequate to cover all product liability claims. Any large product liability claim could materially adversely affect our ability to market our products.

         DISCRETIONARY CONSUMER SPENDING MAY AFFECT PURCHASES OF OUR PRODUCTS AND IS AFFECTED BY VARIOUS ECONOMIC CONDITIONS AND CHANGES. Purchases of bicycles and motorsports products, particularly the high-performance models manufactured by us, and our other products are considered discretionary for consumers. Our success will be influenced by a number of economic factors affecting discretionary consumer spending, including:

         o        employment levels;

         o        business conditions;

         o        interest rates;

         o        general level of inflation; and

         o        taxation rates.

         Adverse economic changes affecting these factors may restrict consumer spending and thereby adversely affect our growth and profitability. For example, we believe that the weakening of the U.S. economy and the related decline in consumer confidence contributed to the decline in our bicycle sales in fiscal 2001.

         WE ARE SUBJECT TO OPERATIONAL, FINANCIAL, POLITICAL AND EXCHANGE RATE RISKS DUE TO OUR SIGNIFICANT LEVEL OF INTERNATIONAL OPERATIONS AND SALES. A substantial portion of our sales is generated by our foreign subsidiaries. As a result, our operations are subject to risks inherent in international business activities, including:

         o        fluctuations in currency exchange rates;

         o        shipment delays;

         o        difficulties in accounts receivable collections;

         o        changes in tariffs and other barriers;

         o        unexpected changes in legal and regulatory requirements;

         o        political and economic instability;

         o difficulties in staffing and managing international operations; and

         o        potentially adverse tax consequences.

         OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE AND OUR STOCK PRICE MAY BE VOLATILE AS A RESULT. Our quarterly operating results may fluctuate in the future as a result of a number of factors, including:

         o        the amount and timing of orders from retailers;

         o        the timing and number of new retailer openings;

         o        the timing of shipments and new product introductions;

         o the amount and timing of expenditures for key components and materials;

         o        the availability of key components and materials;

         o        manufacturing delays;

         o        seasonal variations in the sale of our products;

         o        product mix;

         o        pricing changes in our products;

         o the effect of adverse weather conditions on consumer purchases; and

         o        general economic conditions.

         As a result, our operating results in any quarter are not necessarily indicative of our results for any future period. In the future, we will likely experience quarterly or annual fluctuations. In one or more future quarters, our operating results may fall below the expectations of public market analysts or investors, and the price of our common stock could decline significantly.

         OUR BUSINESS COULD BE ADVERSELY AFFECTED IF WE CANNOT PROTECT OUR PROPRIETARY TECHNOLOGY OR IF WE INFRINGE ON THE PROPRIETARY TECHNOLOGY OF OTHERS. Our proprietary technology aids our ability to compete with other companies in the bicycle and motorsports markets. Although we rely on a combination of patents, trade secrets, know-how, trademarks and non-disclosure agreements to protect our proprietary technology, we may not be able to fully protect our technology or competitive position. Our inability to maintain the proprietary nature of our technologies could negatively affect our revenues and earnings. Further, our competitors may apply for and obtain patents that may restrict our ability to make and sell our products.

         Although we believe our proprietary technology does not infringe on the rights of third parties, we can provide no guarantee that third parties will not assert infringement claims against us in the future. The defense and prosecution of patent suits are both costly and time consuming, even if the outcome is favorable to us. An adverse outcome in the defense of a patent suit could subject us to significant liabilities to third parties or require us to cease selling our products.

         WE MAY NOT BE ABLE TO OBTAIN ADDITIONAL EQUITY OR DEBT FINANCING. If we need to seek additional debt or equity financing in the future, we may not be able to obtain sufficient financing on commercially reasonable terms, or at all. If adequate funds are not available when needed on acceptable terms, or at all, we may not be able to take advantage of business opportunities, including further development of our motorsports product lines. In April 2001, we amended the financing agreements with our primary lenders in order to modify certain financial covenants. As a condition to entering into these amendments, we were required to receive a cash infusion of at least $7.0 million, of which no more than $3.0 million was to be paid by our foreign subsidiaries. In satisfaction of this condition, our European subsidiary repaid to us $3.0 in intercompany debt and we sold an aggregate of $4.0 million of convertible debentures to the selling stockholders in this offering. As a result of these amendments, we are currently in compliance with all financial covenants. However, our ability to continue to comply may be affected by events beyond our control, such as various economic conditions and changes adversely affecting discretionary consumer spending. The breach of any of these covenants, unless waived by the lenders, would constitute an event of default under our financing agreements, which would permit our lenders to accelerate the maturity of our debt. We can give no assurance that we would be able to obtain any such waiver on acceptable terms or at all. In addition, our financing agreements also contain covenants that restrict our ability to incur additional indebtedness, which may further limit our ability to obtain any necessary financing in the future.

         WE DEPEND ON OUR KEY PERSONNEL. Our success depends on the efforts of key personnel involved in research and development, marketing, sales, finance and administration. The loss of the services of one or more of these key persons, particularly the loss of the services of Joseph S. Montgomery, our Chairman, President and Chief Executive Officer, could have a material adverse effect on our operations. Our success also depends upon our ability to hire and retain additional qualified research and development, marketing and sales personnel. We may not be able to hire or retain necessary personnel.

         THE DILUTION WHICH MAY RESULT FROM THE CONVERSION INTO SHARES OF COMMON STOCK OF THE DEBENTURES HELD BY THE SELLING STOCKHOLDERS COULD BE SIGNIFICANT. In April 2001, we issued two convertible debentures, each with a principal amount of $2 million, to the selling stockholders in this offering. The two debentures are convertible, in whole or in part, at the option of the holder into shares of our common stock at an initial conversion price of $3.75 and $4.50, respectively, or an aggregate of 977,777 shares. We have included all 977,777 shares in this prospectus, which means that when a debenture is converted, in whole or in part, the holder may resell the shares received on the conversion in the public market. The conversion of a material portion of these debentures by the selling stockholders will have a dilutive effect on our existing stockholders.

         THE PROVISIONS OF THE DEBENTURES WOULD SUBJECT OUR STOCKHOLDERS TO FURTHER DILUTION IF WE WERE TO ISSUE COMMON STOCK AT PRICES BELOW THE CONVERSION PRICES IN THE DEBENTURES. In addition to provisions providing for proportionate adjustments in the event of stock splits, stock dividends and similar events, the debentures provide for an adjustment of the applicable conversion prices if we issue shares of our common stock at prices lower than these conversion prices. This means that if we need to raise equity financing at a time when the market price for our common stock is lower than the one or both of the applicable conversion prices, then the conversion price of one or both of the debentures will be reduced and the potential dilution to stockholders increased.

         IF THE SELLING STOCKHOLDERS ELECT TO SELL A MATERIAL AMOUNT OF THEIR SHARES OF OUR COMMON STOCK, THE MARKET PRICE OF OUR SHARES MAY DECREASE. It is possible that the selling stockholders will offer all of their shares included in the prospectus for sale. Further, because it is possible that a significant number of these shares could be sold at one time, those sales could reduce the market price of our common stock.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains or incorporates "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These include statements about anticipated financial performance, future revenues or earnings, business prospects, new products, anticipated market performance, planned production and shipping of motorsports products, expected cash needs, availability of additional financing, future compliance with the terms and conditions of financing facilities and similar matters. In addition, the words "anticipate," "project," "plan," "intend," "estimate," "expect," "may," "believe" and similar words are intended to identify the statements that are forward-looking statements. All forward-looking statements involve risks and uncertainties. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements as a result of certain factors, including, but not limited to, those risks and uncertainties discussed above and in our other filings with the SEC. You should not place undue reliance on these forward-looking statements. We do not intend to update information contained in any of our forward-looking statements except as required by law.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sales of the shares by the selling stockholders. Also, we will bear the costs of registering the shares covered by this prospectus. Those costs include registration and Nasdaq listing fees and fees and expenses of our counsel and accountants.


         However, the selling stockholders will be responsible for any underwriting discounts and commissions or expenses incurred by the selling stockholders for brokerage services.

                              SELLING STOCKHOLDERS

         The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of the date of this prospectus by each selling stockholder.


                                            SHARES BENEFICIALLY OWNED                                    SHARES BENEFICIALLY OWNED
                                               BEFORE THE OFFERING                                          AFTER THE OFFERING
                                             --------------------------            SHARES                -------------------------
       SELLING STOCKHOLDERS                  NUMBER         PERCENT (1)        BEING OFFERED (2)         NUMBER (3)       PERCENT
       --------------------                  ------         -----------        -----------------         ----------       -------
       Joseph S. Montgomery (4)           1,906,494(5)         23.5%                444,444             1,462,050(5)        18.0%

       James R. Pyne                        533,333             6.6%                533,333                   0               0

       TOTAL                                                                        977,777


    ---------------

    (1) Percentage ownership is based on 7,543,364 shares of common stock outstanding as of September 28, 2001.

    (2) Represents the number of shares that each selling stockholder may currently acquire upon conversion of our 8% convertible debentures at the initial conversion price per share of $4.50 and $3.75 set forth in the debenture issued to Mr. Montgomery and Mr. Pyne, respectively. Such number of shares does not include any additional shares that may become issuable in the event of a stock split, stock dividend or similar transaction involving our common stock.

   (3)   Assumes the sale of all shares of common stock offered hereby.

   (4) Mr. Montgomery is our founder, Chairman of the Board of Directors, Chief Executive Officer and President.

   (5) Includes 128,750 shares issuable upon exercise of options that are exercisable within 60 days of the date of this prospectus.


                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their donees, pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o        short sales;

         o broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;

         o        a combination of any such methods of sale; and

         o        any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         The selling stockholders may also engage in puts, calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. A selling stockholder may pledge his shares to his broker under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         The selling stockholders and other persons participating in the sale or distribution of the shares will be governed under applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

         We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

         Kelley Drye & Warren LLP, of Stamford, Connecticut, will pass upon the validity of the shares offered by this prospectus.

                                     EXPERTS

         The consolidated financial statements and related schedule of Cannondale Corporation and Subsidiaries at June 30, 2001 and July 1, 2000, and for each of the three years in the period ended June 30, 2001, incorporated by reference in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended June 30, 2001. The financial statements referred to above have been so incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the registrant.

                                                                      Amount To
Type or Nature of Expense                                              be Paid
-------------------------                                             ---------

SEC registration fee............................................       $   963
Accounting fees and expenses....................................        10,000
Legal fees and expenses.........................................        20,000
Miscellaneous...................................................         1,037
                                                                      ---------
Total...........................................................       $32,000
                                                                       =======

ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify any person under such Section in connection with a proceeding by or in the right of the corporation to procure judgment in its favor, as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action, except that no indemnification shall be made with respect thereto unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation must indemnify present or former directors and officers who are successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Article XI of the registrant's Amended and Restated Bylaws provides for indemnification of directors and officers to the fullest extent permitted by Section 145 of the DGCL.

         Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Nine of the registrant's Amended and Restated Certificate of Incorporation eliminates the liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

         Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify directors and officers against such liability. The registrant has obtained officers' and directors' liability insurance of $50 million for members of its Board of Directors and executive officers. In addition, the registrant has entered into indemnification agreements with the directors and officers of the registrant, indemnifying each such person against losses, liabilities and expenses arising out of any claims made against such person by reason of his or her being a director or officer of the registrant. Among other exclusions, the registrant shall not indemnify any person with respect to claims involving receipt of a personal benefit to which the recipient is not entitled; the return of profits from the sale of securities as contemplated by Section 16 of the Exchange Act; or knowingly fraudulent, dishonest or willful misconduct.

ITEM 16.      EXHIBITS.

         The exhibits listed below have been filed as part of this registration statement or incorporated by reference herein.

    EXHIBIT NO.                             DESCRIPTION
    ----------                              -----------

      4.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, Registration No. 33-84566).

      4.2 Certificate of Amendment to Restated Certificate of Incorporation, effective as of November 17, 1997 (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8, Registration No. 333-40879).

      4.3 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1(ii) to the Registrant's Form 10-Q for the quarterly period ended March 27, 1999).

      4.4 Rights Agreement, dated December 22, 1997, between the Registrant and BankBoston, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-K, as filed with the Commission on December 23, 1997).

      4.5            Agreement of Substitution and Amendment of
                     Rights Agreement, dated as of May 2001, between the Registrant and American Stock Transfer and Trust Company (incorporated by reference to Exhibit 4.1(b) to the Registrant's Form 10-K for the fiscal year ended June 30,
                     2001).

      4.6 1994 Stock Option Plan, as amended as of February 5, 1998 (incorporated by reference to Exhibit 4.2 to the Registrant's Form 10-K for the fiscal year ended June 27,
                     1998).

      4.7 1994 Management Stock Option Plan, as amended as of February 5, 1998 (incorporated by reference to Exhibit 4.3 to the Registrant's Form 10-K for the fiscal year ended June 27, 1998).

      4.8 1994 Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-8, Registration No. 333-40879).

      4.9 1995 Stock Option Plan, as amended as of February 5, 1998 (incorporated by reference to Exhibit 4.4 to the Registrant's Form 10-K for the fiscal year ended June 27,
                     1998).

      4.10 1996 Stock Option Plan, as amended as of February 5, 1998 (incorporated by reference to Exhibit 4.5 to the Registrant's Form 10-K for the fiscal year ended June 27,
                     1998).

      4.11           1998  Stock  Option  Plan  (incorporated  by  reference to
                     Exhibit 4.10 to the Registrant's Registration Statement on Form S-8, Registration No. 333-72121).

    EXHIBIT NO.                             DESCRIPTION
    ----------                              -----------

      4.12           2000  Stock  Option  Plan  (incorporated  by  reference to
                     Exhibit 4.11 to the Registrant's Registration Statement on Form S-8, Registration No. 333-55600).

      4.13 Convertible Debenture Purchase Agreement, dated as of April 27, 2001, between the Registrant and Joseph S. Montgomery (incorporated by reference to Exhibit 4.8 to the Registrant's Form 10-K for the fiscal year ended June 30,
                     2001).

      4.14 8% Convertible Subordinated Debenture due June 28, 2005 issued to Joseph S. Montgomery (incorporated by reference to Exhibit 4.9 to the Registrant's Form 10-K for the fiscal year ended June 30, 2001).

      4.15 Convertible Debenture Purchase Agreement, dated as of April 27, 2001, between the Registrant and James R. Pyne (incorporated by reference to Exhibit 4.10 to the Registrant's Form 10-K for the fiscal year ended June 30,
                     2001).

      4.16 8% Convertible Subordinated Debenture due April 28, 2004 issued to James R. Pyne (incorporated by reference to Exhibit 4.11 to the Registrant's Form 10-K for the fiscal year ended June 30, 2001).

      5.1* Opinion of Kelley Drye & Warren LLP regarding the legality of the Common Stock being registered.

     23.1*           Consent of Ernst & Young LLP.

     23.2*           Consent of Kelley Drye & Warren LLP (included in Exhibit
                     5.1 hereto).

     24.1** Power of Attorney (included in the signature page of this Registration Statement).

---------------------
*   Filed herewith.
**  Previously filed.

ITEM 17.      UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

              (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

              (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Connecticut, on October 9, 2001.

                                          CANNONDALE CORPORATION

                                          By: /S/ WILLIAM A. LUCA
                                              ----------------------------------
                                              Name:  William A. Luca
                                              Title: Vice President of Finance,
                                                     Treasurer, Chief Financial
                                                     Officer and Chief Operating
                                                     Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                                                        TITLE                                DATE
---------                                                        -----                                ----
JOSEPH S. MONTGOMERY*                              Chairman, President, Chief                   October 9, 2001
--------------------------------------------       Executive Officer and Director
Joseph S. Montgomery                               (Principal Executive Officer

/S/ WILLIAM A. LUCA                                Vice President of Finance,                   October 9, 2001
--------------------------------------------       Treasurer, Chief Financial
William A. Luca                                    Officer, Chief Operating Officer
                                                   and Director (Principal Financial
                                                   Officer)

JOHN P. MORIARTY*                                  Assistant Treasurer and Chief                October 9, 2001
--------------------------------------------       Accounting Officer
John P. Moriarty                                   (Principal Accounting Officer)

DANIEL C. ALLOWAY*                                              Director                        October 9, 2001
--------------------------------------------
Daniel C. Alloway

GREGORY GRIFFIN*                                                Director                        October 9, 2001
--------------------------------------------
Gregory Griffin

JAMES SCOTT MONTGOMERY*                                         Director                        October 9, 2001
--------------------------------------------
James Scott Montgomery

SALLY PALMER*                                                   Director                        October 9, 2001
--------------------------------------------
Sally Palmer

JOHN SANDERS*                                                   Director                        October 9, 2001
--------------------------------------------
John Sanders

MICHAEL J. STIMOLA*                                             Director                        October 9, 2001
--------------------------------------------
Michael J. Stimola


*By: /S/ WILLIAM A. LUCA
     ---------------------------------------
         William A. Luca
         Attorney-in-Fact

                                      II-5

                                  EXHIBIT INDEX

        EXHIBIT NO.                           DESCRIPTION
        -----------                           -----------

           4.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, Registration No. 33-84566).

           4.2 Certificate of Amendment to Restated Certificate of Incorporation, effective as of November 17, 1997 (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8, Registration No. 333-40879).

           4.3 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1(ii) to the Registrant's Form 10-Q for the quarterly period ended March 27, 1999).

           4.4 Rights Agreement, dated December 22, 1997, between the Registrant and BankBoston, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-K, as filed with the Commission on December 23, 1997).

           4.5 Agreement of Substitution and Amendment of Rights Agreement, dated as of May 2001, between the Registrant and American Stock Transfer and Trust Company (incorporated by reference to Exhibit 4.1(b) to the Registrant's Form 10-K for the fiscal year ended June 30, 2001).

           4.6 1994 Stock Option Plan, as amended as of February 5, 1998 (incorporated by reference to Exhibit 4.2 to the Registrant's Form 10-K for the fiscal year ended June 27, 1998).

           4.7 1994 Management Stock Option Plan, as amended as of February 5, 1998 (incorporated by reference to Exhibit 4.3 to the Registrant's Form 10-K for the fiscal year ended June 27, 1998).

           4.8 1994 Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-8, Registration No. 333-40879).

           4.9              1995 Stock Option Plan, as amended as
                            of February 5, 1998 (incorporated by reference to Exhibit 4.4 to the Registrant's Form 10-K for the fiscal year ended June 27, 1998).

           4.10             1996 Stock Option Plan, as amended as
                            of February 5, 1998 (incorporated by reference to Exhibit 4.5 to the Registrant's Form 10-K for the fiscal year ended June 27, 1998).

           4.11 1998 Stock Option Plan (incorporated by reference to Exhibit 4.10 to the Registrant's Registration Statement on Form S-8, Registration No. 333-72121).

           4.12 2000 Stock Option Plan (incorporated by reference to Exhibit 4.11 to the Registrant's Registration Statement on Form S-8, Registration No. 333-55600).

           4.13 Convertible Debenture Purchase Agreement, dated as of April 27, 2001, between the Registrant and Joseph S. Montgomery (incorporated by reference to Exhibit 4.8 to the Registrant's Form 10-K for the fiscal year ended June 30, 2001).

           4.14 8% Convertible Subordinated Debenture due June 28, 2005 issued to Joseph S. Montgomery (incorporated by reference to Exhibit 4.9 to the Registrant's Form 10-K for the fiscal year ended June 30, 2001).

           4.15 Convertible Debenture Purchase Agreement, dated as of April 27, 2001, between the Registrant and James R. Pyne (incorporated by reference to
                            Exhibit 4.10 to the Registrant's Form 10-K for the fiscal year ended June 30, 2001).

        EXHIBIT NO.                           DESCRIPTION
        -----------                           -----------


           4.16 8% Convertible Subordinated Debenture due April 28, 2004 issued to James R. Pyne (incorporated by reference to Exhibit 4.11 to the Registrant's Form 10-K for the fiscal year ended June 30, 2001).

           5.1* Opinion of Kelley Drye & Warren LLP regarding the legality of the Common Stock being registered.

          23.1*             Consent of Ernst & Young LLP.

          23.2*             Consent of Kelley Drye & Warren LLP (included in
                            Exhibit 5.1 hereto).

          24.1** Power of Attorney (included in the signature page of this Registration Statement).

---------------------
     *  Filed herewith.
     ** Previously filed.